Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact
Darrell Lee, CFO/VP
March 7, 2013	763-493-6370 / www.mocon.com

MOCON Fourth Quarter 2012 Revenue Increases 57 Percent

MINNEAPOLIS, MN, March 7, 2013 — MOCON, Inc. (NASDAQ: MOCO) today reported sales of $15.3 million for the fourth quarter ended December 31, 2012, an increase of 57 percent compared to $9.7 million in the same quarter in 2011.  This increase was due primarily to the addition of $5.1 million in sales from Dansensor A/S (Dansensor), which was acquired on April 2, 2012, and is included in our Package Testing segment.  The Industrial Analyzer segment sales increased 50 percent in the current quarter compared to the prior year’s fourth quarter as a result of strong demand for our gas analyzers, sensors and detectors.  The Permeation segment recorded an 18 percent decrease in sales for the fourth quarter 2012 compared to the prior year due to an unusually strong quarter in 2011.

The net income for the fourth quarter was $830,000, or $0.15 per diluted share, compared to net income of $1.4 million or $0.25 per diluted share, in the fourth quarter of 2011.  After giving effect to certain non-GAAP adjustments related to the acquisition of Dansensor and non-cash stock option expenses, the company’s earnings totaled $1,055,000, or $0.19 per diluted share, versus $0.26 per diluted share in the comparable period of 2011.  A full reconciliation between GAAP and non-GAAP financial measures reflecting the impact of certain discrete items relating to the Dansensor acquisition and non-cash stock option expense is included with the company’s financial tables.

The gross margin of 56 percent in the fourth quarter was lower than the company’s historical levels.  This was primarily due to a shift in product mix to a higher percentage of our package testing instruments which traditionally carries lower margins as compared to our permeation products.  In addition, the cost of sales includes $202,000 of non-cash amortization relating to the amortization of intangible assets arising out of the Dansensor acquisition.  Selling, general and administrative expenses and research and development expenses are higher in the fourth quarter 2012 compared to the same period last year primarily due to the addition of Dansensor’s results.

“We are pleased to report that sales in our Industrial Analyzer and Package Testing segments showed nice increases in the current quarter compared to the prior year which more than offset a decline in our Permeation segment,” said Robert L. Demorest, MOCON President and CEO.  “The oil and gas exploration and environmental monitoring markets were strong contributors to the growth in the Industrial Analyzer segment in the current quarter, and the addition of Dansensor’s sales to our traditional headspace and leak detection product sales resulted in a very strong quarter for our Package Testing segment.”

Twelve-month sales totaled $49.9 million, an increase of 34 percent compared to $37.4 million during 2011.  Net income and diluted earnings per share were $2.0 million and $0.35, respectively, for the year ended December 31, 2012, compared to $5.5 million and $0.98 for the same period in 2011.  After giving effect to certain non-GAAP adjustments related to the acquisition of Dansensor and non-cash stock option expenses, the company’s earnings for the year ended December 31, 2012 totaled $3.7 million, or $0.66 per diluted share, versus $5.7 million, or $1.02 per diluted share in the comparable period of 2011.

About MOCON

MOCON is a leading provider of detectors, instruments, systems and consulting services to research laboratories, production facilities, and quality control and safety departments in the medical, pharmaceutical, food and beverage, packaging, environmental, oil and gas and other industries worldwide.  See www.mocon.com for more information.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements that can be identified by words such as “will,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” or other similar expressions.  All forward-looking statements speak only as of the date of this press release.  MOCON undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the company competes, there are important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements made in this press release.  These factors include, but are not limited to, the integration and performance of Dansensor, competition and technological change, worldwide economic and political stability, setbacks in product development programs, order cancellations, dependence on certain key industries, and other factors set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other documents MOCON files with or furnishes to the Securities and Exchange Commission.

MOCON’s shares are traded on the NASDAQ Global Market System under the symbol MOCO.

MOCON is a registered trademark of MOCON, Inc.; other trademarks are those of their respective holders.

MOCON, INC.

SUMMARY CONSOLIDATED FINANCIAL DATA

(in Thousands, Except Per Share Data)

INCOME STATEMENT DATA: (unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Sales
Products	$14,538	$9,102	$47,055	$34,383
Consulting services	713	639	2,886	2,978
Total sales	15,251	9,741	49,941	37,361

Cost of sales
Products	6,384	3,268	20,893	12,284
Consulting services	390	377	1,714	1,609
Total cost of sales	6,774	3,645	22,607	13,893

Gross profit	8,477	6,096	27,334	23,468

Selling, general and administrative expenses	5,856	3,456	20,339	12,941
Research and development expenses	1,026	562	3,635	2,403
Operating income	1,595	2,078	3,360	8,124

Other income (expense), net	(96)	37	20	80
Income before income taxes	1,499	2,115	3,380	8,204

Income tax expense	669	722	1,378	2,753

NET INCOME	$830	$1,393	$2,002	$5,451

Net income per common share:
Basic	$0.15	$0.26	$0.37	$1.02
Diluted	$0.15	$0.25	$0.35	$0.98

Weighted average common shares outstanding:
Basic	5,506	5,426	5,477	5,343
Diluted	5,677	5,660	5,671	5,573

BALANCE SHEET DATA: (unaudited)

	December 31, 2012	December 31, 2011
Assets:
Cash and marketable securities	$7,911	$12,731
Accounts receivable, net	10,652	4,777
Inventories	6,345	4,480
Other current assets	2,005	1,369
Total current assets	26,913	23,357
Marketable securities, noncurrent	210	5,799
Property, plant and equipment, net	5,350	3,175
Investment in affiliated company	3,304	3,237
Goodwill, intangibles and other assets	21,443	4,137

Total assets	$57,220	$39,705

Liabilities and Stockholders’ Equity:
Notes payable, current	$7,894	$0
Other current liabilities	8,563	6,140
Total noncurrent liabilities	6,845	325
Stockholders’ equity	33,918	33,240

Total liabilities and stockholders’ equity	$57,220	$39,705

Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP).  In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses.  The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP.  The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods.  The non-GAAP financial measures identify and exclude the following discrete items: Dansensor transaction-related expenses, amortization expenses and expenses associated with stock-based compensation required under ASC 718.

MOCON, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended				Three Months Ended
	December 31,			December 31,	December 31,			December 31,
	2012			2012	2011			2011
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Sales
Products	$14,538	$—		$14,538	$9,102	$—		$9,102
Consulting services	713	—		713	639	—		639
Total sales	15,251	—		15,251	9,741	—		9,741

Cost of sales
Products	6,384	(202	) (a)	6,182	3,268	—		3,268
Consulting services	390	—		390	377	—		377
Total cost of sales	6,774	(202)		6,572	3,645	—		3,645

Gross profit	8,477	202		8,679	6,096	—		6,096

Selling, general and administrative expenses	5,856	(204	) (a),(b),(c)	5,652	3,456	(97	) (c)	3,359
Research and development expenses	1,026	—		1,026	562	—		562
Operating income	1,595	406		2,001	2,078	97		2,175

Other income (expense)	(96)	—		(96)	37	—		37
Income before income taxes	1,499	406		1,905	2,115	97		2,212

Income taxes	669	181	(d)	850	722	33	(d)	755

NET INCOME	$830	$225		$1,055	$1,393	$64		$1,457

Net income per common share:
Basic	$0.15	$0.04		$0.19	$0.26	$0.01		$0.27
Diluted	$0.15	$0.04		$0.19	$0.25	$0.01		$0.26

Weighted average common shares:
Basic	5,506			5,506	5,426			5,426
Diluted	5,677			5,677	5,660			5,660

(a)           Represents the amortization of intangible assets associated with the Dansensor acquisition:  Cost of sales - $202, SG&A - $70.

(b)          Represents the acquisition costs associated with the purchase of Dansensor - $21.  Additional acquisition costs are not expected in the future.

(c)           Represents non-cash stock-based compensation expense - $113 in 2012; $97 in 2011.

(d)          Represents the tax expense related to non-GAAP adjustments.  The rate used is the effective rate for the quarter.

MOCON, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Twelve Months Ended				Twelve Months Ended
	December 31,			December 31,	December 31,			December 31,
	2012			2012	2011			2011
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Sales
Products	$47,055	$—		$47,055	$34,383	$—		$34,383
Consulting services	2,886	—		2,886	2,978	—		2,978
Total sales	49,941	—		49,941	37,361	—		37,361

Cost of sales
Products	20,893	(1,464	) (a),(b)	19,429	12,284	—		12,284
Consulting services	1,714	—		1,714	1,609	—		1,609
Total cost of sales	22,607	(1,464)		21,143	13,893	—		13,893

Gross profit	27,334	1,464		28,798	23,468	—		23,468

Selling, general and administrative expenses	20,339	(1,484	) (b),(c),(d)	18,855	12,941	(389	) (d)	12,552
Research and development expenses	3,635	—		3,635	2,403	—		2,403
Operating income	3,360	2,948		6,308	8,124	389		8,513

Other income	20	—		20	80	—		80
Income before income taxes	3,380	2,948		6,328	8,204	389		8,593

Income taxes	1,378	1,202	(e)	2,580	2,753	131	(e)	2,884

NET INCOME	$2,002	$1,746		$3,748	$5,451	$258		$5,709

Net income per common share:
Basic	$0.37	$0.31		$0.68	$1.02	$0.05		$1.07
Diluted	$0.35	$0.31		$0.66	$0.98	$0.04		$1.02

Weighted average common shares:
Basic	5,477			5,477	5,343			5,343
Diluted	5,671			5,671	5,573			5,573

(a)           Represents the revaluation of Dansensor inventory at the time of acquisition - $865.  This revaluation will not occur again in the future.

(b)          Represents the amortization of intangible assets associated with the Dansensor acquisition: Cost of sales - $599, SG&A - $207.

(c)           Represents the acquisition costs associated with the purchase of Dansensor - $812.  Additional acquisition costs are not expected in the future.

(d)          Represents non-cash stock-based compensation expense - $465 in 2012; $389 in 2011.

(e)           Represents the tax expense related to non-GAAP adjustments.  The rate used is the effective rate for the year.